Exhibit 21
                         Subsidiaries of the Registrant


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                                                                      Exhibit 21

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                                           SUBSIDIARIES OF THE REGISTRANT



                                                                                Percent               State of
                                                                                  of                Incorporation
          Parent                         Subsidiary                           Ownership           or Organization
          ------                         ----------                           ---------           ---------------
      FFW Corporation       First Federal Savings Bank of Wabash                 100%                 Federal
      FFW Corporation       FirstFed Financial of Wabash, Inc.                   100%                 Indiana
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         The financial statements of FFW Corporation are consolidated with those of its subsidiaries.